Exhibit 5.2

DERRICK & BRIGGS, LLP

A PROFESSIONAL PARTNERSHIP

ATTORNEYS AND COUNSELORS AT LAW

BANCFIRST TOWER, SUITE 2700

100 NORTH BROADWAY AVENUE

OKLAHOMA CITY, OKLAHOMA 73102

June 22, 2021

Chesapeake Energy Corporation
6100 North Western Avenue
Oklahoma City, Oklahoma 73118

Re:	Chesapeake Energy Corporation
- Registration Statement on Form S-3

Ladies and Gentlemen:

We serve as Oklahoma counsel to Chesapeake Energy Corporation, an Oklahoma corporation (“Issuer”), and the direct or indirect wholly-owned subsidiaries of the Issuer domiciled in Oklahoma, which are listed on the attached Exhibit A (the “Covered Guarantors” and together with the Issuer, each a “Company”, and collectively, the “Companies”) in connection with the registration statement on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on May 17, 2021, and declared effective by the Commission as of this date (the “Registration Statement”) relating to an offer and sale under Rule 415 of the Securities Act of an indeterminate number or amount of:

(i)        Shares of the Issuer’s common stock, par value $0.01 per share (the “Common Stock”),

(ii)       Shares of the Issuer’s preferred stock, par value $0.01 per share, in one or more classes or series (the “Preferred Stock”),

(iii)      Debt securities of the Issuer, which may be either senior or subordinated and may be issued in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Debt Securities”),

(iv)      Guarantees of the Issuer’s Debt Securities (the “Guarantees”) by the direct or indirect wholly-owned subsidiaries of the Issuer named as additional registrants in the Registration Statement (the “Guarantors”),

(v)      Warrants of the Issuer to purchase one or more classes or series of the securities registered under the Registration Statement (the “Warrants”),

(vi)      Depositary shares of the Issuer representing Preferred Stock (the “Depositary Shares”),

(vii)     Share purchase contracts to purchase from the Issuer or sell to the Issuer shares of its Common Stock or Preferred Stock or other securities (the “Share Purchase Contracts”), and

Chesapeake Energy Corporation
June 22, 2021

(viii)      Units consisting of one or more shares of Common Stock, shares of Preferred Stock, Debt Securities, Guarantees, Warrants, Depositary Shares, Share Purchase Contracts, or any combination of such securities (“Units”) (items (i) through (ix) above are collectively referred to as the “Securities”).

The Securities will be offered in amounts, at prices, and on terms to be determined at the time of sale and to be set forth in one or more supplements (each, a “Prospectus Supplement”) to the prospectus contained in the Registration Statement (the “Prospectus”). Capitalized terms not otherwise defined in this Opinion Letter have the meanings ascribed in the Registration Statement.

We are providing this Opinion Letter to fulfill the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In preparing this Opinion Letter, we have examined (i) the certificate of incorporation, bylaws, articles of organization, operating agreement, certificate of limited partnership, partnership agreement or similar organic document (the “Organizational Documents”) of each Company, (ii) the Registration Statement and its exhibits, and (iii) originals or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials and of officers and representatives of each of the Companies as we have deemed appropriate as a basis for our opinions.

In rendering this opinion, we have assumed without independent verification: (i) the genuineness and authenticity of all signatures on original documents; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity to originals of all documents submitted to us as copies; (iv) the accuracy, completeness, and authenticity of certificates of public officials; (v) that each natural person signing any document reviewed by us had the legal capacity to do so; and (vi) the due authorization, execution, and delivery of all documents, where authorization, execution, and delivery are prerequisites to the effectiveness of such documents.

To the extent relevant to any opinion below, we have also assumed that, at the time of the sale or delivery of any Securities under the Registration Statement:

(a)       The Registration Statement and any amendments relating thereto (including post-effective amendments) shall have become effective under the Securities Act and will continue to be effective;

(b)      One or more Prospectus Supplements relating to the Securities being offered will have been prepared and filed in compliance with the Securities Act and the rules and regulations promulgated thereunder, and will comply with all applicable laws;

(c)      If the Securities being offered are to be sold under a definitive purchase, underwriting or similar agreement (a “Definitive Purchase Agreement”), such Definitive Purchase Agreement relating to the Securities being offered, in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto, or a Current Report on Form 8-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will have been duly authorized, executed, and delivered by the Issuer and the other parties thereto, and will constitute a valid, binding, and enforceable obligation of the Issuer and the other parties thereto, enforceable against each of them in accordance with its terms, and any Securities offered and sold pursuant thereto will have been offered and sold in accordance with the terms thereof;

Chesapeake Energy Corporation
June 22, 2021

(d)       The indenture (“Indenture”) relating to the Debt Securities, any warrant agreement relating to the Warrants, any deposit agreement relating to Depositary Shares, any share purchase contract relating to Share Purchase Contracts, and any unit agreement relating to Units, in each case in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto, or a Current Report on Form 8-K under the Exchange Act, will have been duly authorized, executed, and delivered by the Issuer and the other parties thereto, and will constitute a valid, binding, and enforceable obligation of the Issuer and the other parties thereto, enforceable against each of them in accordance with its terms;

(e)       The Securities being offered and any Definitive Purchase Agreement, Organizational Document, Indenture, warrant agreement, deposit agreement, any share purchase contract, or unit agreement, as applicable, describing such Securities will conform in all material respects to the description thereof in the Registration Statement, any amendments thereto (including post-effective amendments), and the Prospectus Supplement relating to the Securities being offered, and such agreement will constitute the valid and legally binding obligation of each Company that is a party to it, enforceable against such Company in accordance with its terms;

(f)       The Securities being offered will have been issued and sold in compliance with applicable Federal and state securities laws and for the consideration set forth in, and otherwise as contemplated by and in conformity with, the Registration Statement, any amendments thereto (including post-effective amendments), and the Prospectus Supplement relating to the Securities being offered;

(g)       Any applicable listing or other requirements of any securities exchange on which the Securities being offered may be listed will have been complied with;

(h)       The rights, powers, privileges, preferences, and other terms, if any, of any Security to be established after the date hereof, and the terms of the issuance, sale, and delivery of any Security being offered (i) will be in conformity with a Company’s Organizational Documents as then in effect, (ii) will not violate any applicable law or result in a breach of or default under any agreement or instrument to which the Company is then a party or which is then binding upon the Company, and (iii) will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Issuer;

Chesapeake Energy Corporation
June 22, 2021

(i)           With respect to any shares of Common Stock or Preferred Stock being offered, there will be sufficient shares of Common Stock or Preferred Stock, as applicable, authorized, designated (in the case of Preferred Stock), and available for issuance, and the consideration for the issuance and sale of the Common Stock or Preferred Stock is in an amount that is not less that the par value of the Common Stock or Preferred Stock, as applicable;

(j)           The Debt Securities will have been issued in conformity with the Indenture, authenticated by the Trustee under the Indenture, and delivered against payment therefor; and

(k)         Any Securities issuable upon conversion, exchange, or exercise of any Security being offered will have been duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange, or exercise, and that, upon the issuance of any shares of Common Stock or Preferred Stock issuable upon conversion or exercise of any of the Securities, the total number of shares of Common Stock and Preferred Stock of the Issuer, issued and outstanding, as applicable, will not exceed the total number of shares of Common Stock and Preferred Stock that the Issuer is then authorized to issue under its Certificate of Incorporation.

Based upon and subject to the foregoing, if the board of directors of the Issuer has taken all necessary corporate action to authorize the issuance and terms of the applicable Securities, including the terms of the offering thereof and related matters in accordance with the applicable underwriting, purchase, or similar agreement for such offering, and when issued and paid for as described in the Registration Statement (including any shares of Common Stock issuable in connection with the conversion of any shares of Preferred Stock or any shares of Common Stock or any shares of Preferred Stock issuable in connection with the exercise of any Warrants, Share Purchase Contracts, or Units), we are of the opinion that:

1.      The Issuer (a) is validly existing as a corporation under the laws of the State of Oklahoma, (b) is in good standing under such laws, (c) has the corporate power and authority under such laws to issue the Debt Securities and to execute and deliver, and incur and perform all of its obligations under, the Indenture, and (d) has the corporate power and authority under such laws to issue the shares of Common Stock, shares of Preferred Stock, Warrants, Depositary Shares, Share Purchase Contracts, and Units and to execute and deliver, and incur and perform generally its obligations under, warrant agreements, deposit agreements, share purchase contracts, and unit agreements.

2.      Each Covered Guarantor (a) is validly existing as a corporation, limited liability company or limited partnership, as indicated in Exhibit A, under the laws of the State of Oklahoma, (b) is in good standing under such laws, and (c) has the corporate, limited liability company or limited partnership power and authority under such laws to issue a Guarantee under the guarantee provisions of the Indenture.

Chesapeake Energy Corporation
June 22, 2021

3.      The Board and the governing body of each Covered Guarantor has taken all necessary corporate, limited liability company or limited partnership action under Oklahoma law to authorize and approve the execution and filing of the Registration Statement.

4.      The Common Stock to be offered and issued under the Registration Statement will be validly issued, fully paid, and nonassessable;

5.      The Preferred Stock to be offered and issued under the Registration Statement will be validly issued, fully paid, and nonassessable;

6.      The Debt Securities to be offered and issued under the Registration Statement will be legal, valid, and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms;

7.      The Guarantees to be offered and issued under the Registration Statement will be legal, valid, and binding obligations of the Covered Guarantors, enforceable against the Covered Guarantors in accordance with their terms;

8.      The Warrants to be offered and issued under the Registration Statement will be legal, valid, and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms;

9.      The Depositary Shares to be offered and issued under the Registration Statement will be legal, valid, and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms;

10.    The Share Purchase Contracts to be offered and issued under the Registration Statement will be legal, valid, and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms; and

11.    The Units to be offered and issued under the Registration Statement will be legal, valid, and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms.

Our opinion herein is expressed solely with respect to the laws of the United States and the laws of the State of Oklahoma. Our opinion is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any Federal or state law, rule, or regulation relating to securities, or to the sale or issuance thereof. In addition, the foregoing opinion is qualified to the extent that enforceability may be limited by and be subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law (including concepts of notice and materiality), by bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting creditors’ and debtors’ rights generally (including any state or Federal law in respect of fraudulent transfers), and by public policy, applicable law relating to fiduciary duties, indemnification, contribution, and an implied covenant of good faith and fair dealing. Further, we express no opinion as to compliance with or the effect of Federal or state securities or blue sky laws. As to any facts material to the opinion expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers or other representatives of the Issuer and others.

Chesapeake Energy Corporation
June 22, 2021

This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it under the applicable provisions of the Securities Act. We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement or the Prospectus, within the meaning of the term “expert”, as used in Section 11 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Issuer, the Securities, or the Registration Statement. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law. We note that our legal opinion is an expression of professional judgment and are not a guarantee of result.

Very truly yours,

/s/ DERRICK & BRIGGS, LLP
Derrick & Briggs, LLP

Exhibit A
List of Covered Guarantors

Name	Entity Type
Chesapeake AEZ Exploration, L.L.C.	limited liability company
Chesapeake Appalachia, L.L.C.	limited liability company
Chesapeake E&P Holding, L.L.C.	limited liability company
Chesapeake Energy Louisiana LLC	limited liability company
Chesapeake Energy Marketing, L.L.C.	limited liability company
Chesapeake Exploration, L.L.C.	limited liability company
Chesapeake Land Development Company, L.L.C.	limited liability company
Chesapeake Louisiana, L.P.	limited partnership
Chesapeake Midstream Development, L.L.C.	limited liability company
Chesapeake NG Ventures Corporation	corporation
Chesapeake Operating, L.L.C.	limited liability company
Chesapeake Plains, LLC	limited liability company
Chesapeake Royalty, L.L.C.	limited liability company
Chesapeake VRT, L.L.C.	limited liability company
Chesapeake-Clements Acquisition, L.L.C.	limited liability company
Compass Manufacturing, L.L.C.	limited liability company
EMLP, L.L.C.	limited liability company
Empress, L.L.C.	limited liability company
GSF, L.L.C.	limited liability company
MC Louisiana Minerals, L.L.C.	limited liability company
MC Mineral Company, L.L.C.	limited liability company
Winter Moon Energy Corporation	corporation